EXHIBIT 10.2

THIS AGREEMENT (this “Agreement”), dated March 21, 2013 is entered into by and between WESTPORT ENERGY HOLDINGS INC., a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.	Reference is made to the agreement between the Company and the Investor dated December 6, 2011, as supplemented on May 31, 2012, (the “Debenture Purchase Agreement”) regarding the purchase by the Investor and the issuance by the Company of certain Series C Convertible Debentures.

B.	The Debenture Purchase Agreement provided for, among other things, the issuance of a number of Series C Convertible Debentures, including a third Series C Convertible Debenture in the face amount of $475,000 referred to in the Debenture Purchase Agreement as the “Third Funding.”

C.	The parties desire that the Third Funding be made in multiple tranches, as follows, and close on the dates set forth below on the terms and conditions set forth in this Agreement:

i.	$25,000 was closed on August 13, 2012 (the “First Tranche”);

ii.	$25,000 was closed on August 29, 2012 (the “Second Tranche”);

iii.	$50,000 was closed on September 7, 2012 (the “Third Tranche”);

iv.	$50,000 was closed on October 2, 2012 (the “Fourth Tranche”);

v.	$75,000 was closed on November 6, 2012 (the “Fifth Tranche”);

vi.	$100,000 was closed on December 1, 2012 (the “Sixth Tranche”);

vii.	$50,000 was closed on January 15, 2013 (the “Seventh Tranche”);

viii.	$50,000 was closed on February 12, 2013 (the “Eighth Tranche”); and

ix.	$50,000 to be closed on or about March 15, 2013 (the “Ninth Tranche”).

D.	All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Debenture Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. The parties agree that the Series C Closing with respect to the Ninth Tranche ($50,000) shall take place on or about March 15, 2013.

2. The Investor represents that the Investor Representations and Warranties are true and correct as of the date hereof. The Company represents that the Company Representations and Warranties are true and correct as of the date hereof.

3. The parties agree that gross proceeds to be paid for the Series C Convertible Debenture at the Closing of the Second Tranche of the Third Funding shall be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties in accordance with the respective wiring instructions attached hereto as Exhibit A:

Gross Proceeds:	From YA Global Investments, L.P.	$50,000.00

Less:	None	$0.00

Net Proceeds:	Net Proceeds Payable to the Company	$50,000.00

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Westport Energy Holdings Inc.		YA Global Investments, L.P.

		By:	Yorkville Advisors, LLC
		Its:	Investment Manager

By:	/s/ Stephen Schoepfer	By:	/s/ Mark Angelo
Name:	Stephen Schoepfer	Name:	Mark Angelo
Title:	Chief Executive Officer	Its:	Portfolio Manager

EXHIBT A

WIRING INSTRUCTIONS

Bank:	Umpqua Bank
479 N. Central Blvd.
Coquille, OR 97423

Routing #:	123205054

Account Name:	Westport Energy, LLC (*)

Account #:

* Note that the Beneficiary for this wire is Westport Energy, LLC rather than Westport Energy Holdings Inc. Westport is a wholly owned subsidiary.

Exhibit A – Wiring Instructions